Exhibit 10.80

THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON EXCHANGE HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EXEMPTION OR EXCLUSION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS. FURTHERMORE, THE SECURITIES REPRESENTED BY THIS CERTIFICATE CANNOT BE THE SUBJECT OF HEDGING TRANSACTIONS UNLESS SUCH TRANSACTIONS ARE CONDUCTED IN COMPLIANCE WITH THE U.S. SECURITIES ACT.

CONSOLIDATED SECURED NOTE

Principal Amount: $2,467,308.20	Issue Date: January 17, 2025

FOR VALUE RECEIVED by ENvue Medical Holdings Corp., a Delaware corporation maintaining an address at c/o Grushko & Mittman, P.C. 1800 Rockaway Ave., Suite 206, Hewlett, NY 11557 (hereinafter called “Issuer”), hereby promises to pay to the order of Alpha Capital Anstalt maintaining an address at Altenbach 8, 9490 Furstentums, Vaduz, Lichtenstein (“Holder”) without demand, the sum of two million, four hundred and sixty seventeen thousand, three hundred and eight dollars and twenty cents ($2,467,308.20) (“Principal Amount”) as described below.

ARTICLE I

GENERAL PROVISIONS

1.1 Fundings. The full principal amount of this Note was funded in five tranches (each a “Tranche”) as set forth in the table below:

Date	Amount	Description
May 22, 2024	$37,308.20	Payment of open invoices to Infus Medical owed by Envizion Medical Inc– via Lamed Holdings
June 10, 2024	$50,000.00	Retainer to Infus Medical – via Lamed Holdings
June 21, 2024	$30,000.00	Funding of ENvizion Medical Inc.
July 15, 2024	$400,000.00	Funding of ENvizion Medical Inc.
August 15, 2024	$500,000.00	Funding of ENvizion Medical Inc.
October 1, 2024	$450,000.00	Funding of ENvizion Medical Inc.
November 15, 2024	$250,000.00	Funding of ENvizion Medical Inc.
December 6, 2024	$500,000.00	Funding of ENvue Medical (USA) Inc.
December 30, 2024	$250,000.00	Funding of ENvue Medical (USA) Inc.
Total	$2,467,308.20

The Issuer acknowledges that each Tranche was funded on its behalf and that it received substantial benefit from each Tranche.

1.2 Interest Rate. No interest shall accrue on this Note.

1.3 Maturity Date. Principal owed hereunder shall be due and payable on demand by the Holder.

1.4 Tender. This note may be exchanged or tendered for securities of the Issuer.

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ARTICLE II

SECURITY INTERST

2.1 Grant of Security Interest. As security for all sums due under this Note and any other sums due from Issuer to Holder, Issuer hereby grants the Holder, a security interest in the Collateral (as defined below).

2.2 Collateral. As used herein “Collateral” shall mean the following personal property of the Issuer, whether presently owned or existing or hereafter acquired or coming into existence, wherever situated, and all additions and accessions thereto and all substitutions and replacements thereof, and all proceeds, products and accounts thereof, including, without limitation, all proceeds from the sale or disposition of the Collateral and of insurance covering the same and of any tort claims in connection therewith, and all dividends, interest, cash, Note, securities, equity interest or other property at any time and from time to time acquired, receivable or otherwise distributed in respect of, or in exchange for, any or all of the Pledged Securities (as defined below): (i) All goods, including, without limitation, (A) all machinery, equipment, computers, motor vehicles, trucks, tanks, boats, ships, appliances, furniture, special and general tools, fixtures, test and quality control devices and other equipment of every kind and nature and wherever situated, together with all documents of title and documents representing the same, all additions and accessions thereto, replacements therefor, all parts therefor, and all substitutes for any of the foregoing and all other items used and useful in connection with Issuer’s businesses and all improvements thereto; and (B) all inventory; (ii) All contract rights and other general intangibles, including, without limitation, all partnership interests, membership interests, stock or other securities, rights under any of the Organizational Documents (as defined herein), agreements related to the Pledged Securities (as defined herein), licenses, distribution and other agreements, computer software (whether “off-the-shelf,” licensed from any third party or developed by Issuer), computer software development rights, leases, franchises, customer lists, quality control procedures, grants and rights, goodwill, trademarks, service marks, trade styles, trade names, patents, patent applications, copyrights, and income tax refunds; (iii) All accounts, together with all instruments, all documents of title representing any of the foregoing, all rights in any merchandising, goods, raw materials, timber cut or to be cut, oil, gas, hydrocarbons, and minerals extracted or to be extracted, equipment, motor vehicles and trucks which any of the same may represent, and all right, title, security and guaranties with respect to each account, including any right of stoppage in transit; (iv) All documents, letter-of-credit rights, instruments and chattel paper; (v) All commercial tort claims; (vi) All deposit accounts and all cash (whether or not deposited in such deposit accounts); (vii) All investment property; (viii) All supporting obligations; (ix) All files, records, books of account, business papers, and computer programs; and (x) the products and proceeds of all of the foregoing Collateral set forth in clauses (i)-(ix) above.

Without limiting the generality of the foregoing, the “Collateral” shall include all investment property and general intangibles respecting ownership and/or other equity interests in any subsidiary, including, without limitation, the shares of capital stock and the other equity interests (as the same may be modified from time to time pursuant to the terms hereof), and any other shares of capital stock and/or other equity interests of any other direct or indirect subsidiary of Issuer obtained in the future, and, in each case, all certificates representing such shares and/or equity interests and, in each case, all rights, options, warrants, stock, other securities and/or equity interests that may hereafter be received, receivable or distributed in respect of, or exchanged for, any of the foregoing and all rights arising under or in connection with the Pledged Securities, including, but not limited to, all dividends, interest and cash.

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Notwithstanding the foregoing, nothing herein shall be deemed to constitute an assignment of any asset which, in the event of an assignment, becomes void by operation of applicable law or the assignment of which is otherwise prohibited by applicable law (in each case to the extent that such applicable law is not overridden by Sections 9-406, 9-407 and/or 9-408 of the UCC or other similar applicable law); provided, however, that to the extent permitted by applicable law, this Agreement shall create a valid security interest in such asset and, to the extent permitted by applicable law, this Agreement shall create a valid security interest in the proceeds of such asset.

2.3 Transfer of Collateral. The Holder is hereby specifically authorized, after the Maturity Date accelerated or otherwise, or after an Event of Default (as defined herein) and the expiration of any applicable cure period, to transfer any Collateral into the name of the Holder and to take any and all action deemed advisable to the Holder to remove any transfer restrictions affecting the Collateral.

2.4 UCC Filings. The Holder is hereby authorized to file a UCC-1 financing statements or any other filing Holder deems appropriate to record and perfect the security interest granted herein. The Holder is instructed to prepare and file at Issuer’s cost and expense, financing statements in such jurisdictions deemed advisable to the Holder.

ARTICLE III

NEGATIVE COVENANTS

3.1 Negative Covenants. As long as any portion of this Note remains outstanding, unless the Holder shall have otherwise given prior written consent, Issuer shall not, and shall not permit any of its subsidiaries to, directly or indirectly:

(a) other than Permitted Liens, enter into, create, incur, assume or suffer to exist any Liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom. “Permitted Lien” means the individual and collective reference to the following: (a) liens for taxes, assessments and other governmental charges or levies not yet due or liens for taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Issuer) have been established in accordance with GAAP, and (b) liens imposed by law which were incurred in the ordinary course of the Issuer’s business, such as carriers’, warehousemen’s and mechanics’ liens, statutory landlords’ liens, and other similar liens arising in the ordinary course of the Issuer’s business, and which (x) do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Issuer and its subsidiaries or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing for so long as any amount in excess of $100,000 remains on the Note the forfeiture or sale of the property or asset subject to such liens.

(b) amend its charter documents, including, without limitation, its certificate of incorporation and bylaws, in any manner that materially and adversely affects any rights of the Holder.

(c) enter into any agreement with respect to any of the foregoing.

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ARTICLE IV

EVENT OF DEFAULT

4.1 The occurrence of any of the following events of default (“Event of Default”) occurring after Issue Date, shall, at the option of the Holder hereof, make all sums of principal then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, upon demand, without presentment or grace period, all of which hereby are expressly waived, except as set forth below:

(a) Failure to Pay Principal. The Issuer fails to make any payment due under this Note.

(b) Receiver or Trustee. Issuer shall make an assignment for the benefit of creditors or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

(c) Judgments. Any money judgment, writ or similar final process shall be entered or made in a non-appealable adjudication against Issuer or any of its property or other assets for more than

$50,000 in excess of the Issuer insurance coverage, unless stayed vacated or satisfied within thirty (30) days.

(d) Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law, or the issuance of any notice in relation to such event, for the relief of debtors shall be instituted by or against the Issuer or any subsidiary of Issuer.

(e) Defaults. Issuer or any subsidiary shall default on any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that (a) involve obligations greater than $50,000 in the aggregate, whether such indebtedness now exists or shall hereafter be created, and (b) results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable.

(f) Intellectual Property. The failure by Issuer or any material subsidiary to maintain any material intellectual property rights, personal, real property, equipment, leases or other assets which are necessary to conduct its business (whether now or in the future) and such breach is not cured with twenty

(20) days after written notice to the Issuer from the Holder.

(g) Cross Default. A default by the Issuer of a material term, covenant, warranty or undertaking of any other agreement or Note to which the Issuer and Holder are parties, or the occurrence of an event of default under any such other agreement to which Issuer and Holder are parties which is not cured after any required notice and/or cure period.

4.2 Remedies Upon Event of Default. If any Event of Default occurs, the outstanding principal amount of this Note, liquidated damages and other amounts owing in respect thereof through the date of acceleration, shall become, at the Holder’s election, immediately due and payable in cash. In connection with such acceleration described herein, the Holder need not provide, and Issuer hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Note until such time, if any, as the Holder receives full payment pursuant. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

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ARTICLE V

MISCELLANEOUS

5.1 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

5.2 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, tor email, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by email, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the first business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.

5.3 Amendment Provision. The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented. This Note may only be amended by an instrument executed by both the Holder and Issuer.

5.4 Assignability. This Note shall be binding upon the Issuer and its successors and assigns and shall inure to the benefit of the Holder and its successors and assigns. The Issuer may not assign its obligations under this Note without the consent of the Holder.

5.5 Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction. Any action brought by either party against the other concerning the transactions contemplated by this Note must be brought only in the civil or state courts of New York or in the federal courts having jurisdiction over New York located in New York, NY. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or unenforceability of any other provision of this Note. This Note shall be deemed an unconditional obligation of Issuer for the payment of money and, without limitation to any other remedies of Holder, may be enforced against Issuer by summary proceedings in the jurisdiction where enforcement is sought. For purposes of such rule or statute, any other document or agreement to which Holder and Issuer are parties or which Issuer delivered to Holder, which may be convenient or necessary to determine Holder’s rights hereunder or Issuer’s obligations to Holder are deemed a part of this Note, whether or not such other document or agreement was delivered together herewith or was executed apart from this Note.

5.6 Non-Business Days. Whenever any payment or any action to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the State of New York, such payment may be due or action shall be required on the next succeeding business day.

5.7 Severability. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances.

5.8 Signature. In the event that the Issuer’ signature is delivered by facsimile transmission, PDF, electronic signature or other similar electronic means, such signature shall create a valid and binding obligation of the Issuer with the same force and effect as if such signature page were an original thereof.

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IN WITNESS WHEREOF, Issuer has signed this Note as of date written above.

ENvue Medical Holdings Corp.

/s/ Dr. Doron Besser
By:	Dr. Doron Besser
Its:	CEO

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